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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.

                                        ARTHUR ANDERSEN LLP



Atlanta, Georgia
October 14, 1996